Exhibit 99.1

Onity Group Inc.

ONITY GROUP ANNOUNCES FULL-YEAR AND FOURTH QUARTER 2024 RESULTS

West Palm Beach, FL – (February 13, 2025) – Onity Group Inc. (NYSE: ONIT) (“Onity” or the “Company”) today announced its full-year and fourth quarter 2024 results and provided a business update.

Full-Year 2024:

●	Net income attributable to common stockholders of $33 million, highest since 2013; diluted EPS of $4.13; return on equity (“ROE”) of 8%

●	Adjusted pre-tax income* of $90 million, resulting in adjusted ROE* of 20%

●	$86 billion in total servicing additions ($47 billion in subservicing additions)

●	Book value per share improved $4 year-over-year to $56 as of December 31, 2024

●	Reduced corporate debt by $145 million; debt-to-equity ratio of 2.96 to 1

Fourth Quarter 2024:

●	Net loss attributable to common stockholders of $29 million; diluted EPS of ($3.63); ROE of (25%); includes previously disclosed $41 million of net corporate debt restructuring charges

●	Adjusted pre-tax income* of $11 million, resulting in annualized adjusted ROE* of 10%

●	$25 billion in total servicing additions ($8 billion in subservicing additions)

●	Successfully executed planned corporate debt restructuring, closed the sale of the Company’s joint venture interest in MAV and the Waterfall asset purchase transaction

2025 Outlook:

●	Increased adjusted ROE* guidance to 16% - 18%

* See “Note Regarding Non-GAAP Financial Measures” below

“In 2024 we delivered powerful financial results, with net income reaching an eleven-year high, adjusted pre-tax income nearly doubling from the prior year, and adjusted ROE exceeding our guidance,” said Onity Group Chair, President and CEO Glen Messina. “The year was marked by several significant milestones, including successfully completing a series of transactions to reduce our corporate debt, lower cost and extend maturities, rebranding to Onity, and expanding our digital capabilities. Fourth quarter results were consistent with the guidance we provided at the end of the third quarter, and even with the previously disclosed debt restructuring costs, we ended the year with book value per share at $56, up $4 from prior year-end.”

Messina continued, “Our results demonstrate that our best-in-class servicing platform and broad originations capabilities across our balanced business continued to deliver strong operating and financial performance regardless of interest rate cycles. I’d like to thank our global team and business partners who helped to enable a successful year. Looking ahead, I am confident in our strategy, team and capabilities. I believe we are well positioned to accelerate growth, improve returns and deliver substantial value to our customers, business partners and shareholders in 2025 and beyond.”

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Additional Full-Year and Fourth Quarter 2024 Operating and Business Highlights

●	Funded recapture volume for full-year 2024 up 2.5x over 2023; fourth quarter 2024 up 4.2x over fourth quarter 2023 and up 64% over third quarter 2024

●	Originations volume of $30 billion in 2024, up 33% compared to 2023; $10 billion in fourth quarter, up 72% over fourth quarter 2023 and up 12% over third quarter 2024

●	Total servicing UPB of $302 billion at December 31, 2024, up $13 billion over December 31, 2023; sold $15 billion of MSR UPB servicing released above book value

●	Total liquidity (unrestricted cash plus available credit) maintained year-over-year at $248 million as of December 31, 2024

●	MSR fair value change, net of hedge, resulted in a net gain in 2024

●	Extended subservicing agreement for existing MSR Asset Vehicle LLC (“MAV”) portfolio for an initial term of five years; renewed subservicing agreement with Rithm Capital to January 31, 2026

●	Achieved HUD Tier 1 servicer rating for fourth consecutive year; recognized by 2024 Freddie Mac SHARPSM program for subservicing

Webcast and Conference Call

Onity will hold a conference call on Thursday, February 13, 2025, at 8:30 a.m. (ET) to review the Company’s full-year and fourth quarter 2024 operating results. All interested parties are welcome to participate. You can access the conference call by dialing (800) 274-8461 or (203) 518-9814 approximately 10 minutes prior to the call; please reference the conference ID “Onity.” Participants can also access the conference call through a live audio webcast available from the Shareholder Relations page at onitygroup.com under Events and Presentations. An investor presentation will accompany the conference call and be available by visiting the Shareholder Relations page at onitygroup.com prior to the call. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call. A telephonic replay will also be available approximately three hours following the call’s completion through February 27, 2025, by dialing (844) 512-2921 or (412) 317-6671; please reference access code 11157783.

About Onity Group

Onity Group Inc. (NYSE: ONIT) is a leading non-bank financial services company providing mortgage servicing and originations solutions through its primary brands, PHH Mortgage and Liberty Reverse Mortgage. PHH Mortgage is one of the largest servicers in the country, focused on delivering a variety of servicing and lending programs to consumers and business clients. Liberty is one of the nation’s largest reverse mortgage lenders dedicated to providing loans that help customers meet their personal and financial needs. We are headquartered in West Palm Beach, Florida, with offices and operations in the United States, the U.S. Virgin Islands, India and the Philippines, and have been serving our customers since 1988. For additional information, please visit onitygroup.com.

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Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements are typically identified by words such as “expect”, “believe”, “foresee”, “anticipate”, “intend”, “estimate”, “goal”, “strategy”, “plan” “target” and “project” or conditional verbs such as “will”, “may”, “should”, “could” or “would” or the negative of these terms, although not all forward-looking statements contain these words, and includes statements in this press release regarding our ability to accelerate growth, improve returns and deliver substantial value to our customers, business partners and shareholders in 2025 and beyond. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements.

Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the potential for ongoing disruption in the financial markets and in commercial activity generally as a result of U.S. and global political events, changes in monetary and fiscal policy, and other sources of instability; the impacts of inflation, employment disruption, and other financial difficulties facing our borrowers; the adequacy of our financial resources, including our sources of liquidity and ability to sell, fund and recover servicing advances, forward and reverse whole loans, future draws on existing reverse loans, and HECM and forward loan buyouts and put backs, as well as repay, renew and extend borrowings, borrow additional amounts as and when required, meet our MSR or other asset investment objectives and comply with our debt agreements, including the financial and other covenants contained in them; our ability to interpret correctly and comply with current or future liquidity, net worth and other financial and other requirements of regulators, the Federal National Mortgage Association (Fannie Mae), and Federal Home Loan Mortgage Corporation (Freddie Mac) (together, the GSEs), and the Government National Mortgage Association (Ginnie Mae), including our ability to implement a cost-effective response to Ginnie Mae’s risk-based capital requirements by the extended deadline granted to us by Ginnie Mae of May 1, 2025; our ability to timely reduce operating costs, or generate offsetting revenue, in proportion to the industry-wide decrease in originations activity; the impact of cost-reduction initiatives on our business and operations; the impact of our rebranding initiative; the amount of senior debt or common stock or that we may repurchase under any repurchase programs, the timing of such repurchases, and the long-term impact, if any, of repurchases on the trading price of our securities or our financial condition; breach or failure of Onity’s, our contractual counterparties’, or our vendors’ information technology or other security systems or privacy protections, including any failure to protect customers’ data, resulting in disruption to our operations, loss of income, reputational damage, costly litigation and regulatory penalties; our reliance on our technology vendors to adequately maintain and support our systems, including our servicing systems, loan originations and financial reporting systems, and uncertainty relating to our ability to transition to alternative vendors, if necessary, without incurring significant cost or disruption to our operations; the future of our long-term relationship with Rithm Capital Corp. (Rithm); our ability to close acquisitions of MSRs and other transactions, including the ability to obtain regulatory approvals; our ability to grow our reverse servicing business; our ability to retain clients and employees of acquired businesses, and the extent to which acquisitions and our other strategic initiatives will contribute to achieving our growth objectives; increased servicing costs based on increased borrower delinquency levels or other factors; uncertainty related to past, present or future claims, litigation, cease and desist orders and investigations regarding our servicing, foreclosure, modification, origination and other practices brought by government agencies and private parties, including state regulators, the Consumer Financial Protection Bureau (CFPB), State Attorneys General, the Securities and Exchange Commission (SEC), the Department of Justice or the Department of Housing and Urban Development (HUD); the reactions of key counterparties, including lenders, the GSEs and Ginnie Mae, to our regulatory engagements and litigation matters; increased regulatory scrutiny and media attention; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to effectively manage our regulatory and contractual compliance obligations; our ability to comply with our servicing agreements, including our ability to comply with the requirements of the GSEs and Ginnie Mae and maintain our seller/servicer and other statuses with them; our ability to fund future draws on existing loans in our reverse mortgage portfolio; our servicer and credit ratings as well as other actions from various rating agencies, including any future downgrades; as well as other risks and uncertainties detailed in our reports and filings with the SEC, including our annual report on Form 10-K for the year ended December 31, 2023 and for the year ended December 31, 2024 when available. Anyone wishing to understand Onity’s business should review our SEC filings. Our forward-looking statements speak only as of the date they are made and, we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

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Note Regarding Non-GAAP Financial Measures

This press release contains references to adjusted pre-tax income (loss) and adjusted ROE, both non-GAAP financial measures.

We believe these non-GAAP financial measures provide a useful supplement to discussions and analysis of our financial condition, because they are measures that management uses to assess the financial performance of our operations and allocate resources. In addition, management believes that this presentation may assist investors with understanding and evaluating our initiatives to drive improved financial performance. Management believes, specifically, that the removal of fair value changes of our net MSR exposure due to changes in market interest rates and assumptions provides a useful, supplemental financial measure as it enables an assessment of our ability to generate earnings regardless of market conditions and the trends in our underlying businesses by removing the impact of fair value changes due to market interest rates and assumptions, which can vary significantly between periods. However, these measures should not be analyzed in isolation or as a substitute to analysis of our GAAP pre-tax income (loss) or GAAP pre-tax ROE nor a substitute for cash flows from operations. There are certain limitations to the analytical usefulness of the adjustments we make to GAAP pre-tax income (loss) and GAAP pre-tax ROE and, accordingly, we use these adjustments only for purposes of supplemental analysis. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Onity’s reported results under accounting principles generally accepted in the United States. Other companies may use non-GAAP financial measures with the same or similar titles that are calculated differently to our non-GAAP financial measures. As a result, comparability may be limited. Readers are cautioned not to place undue reliance on analysis of the adjustments we make to GAAP pre-tax income (loss) and GAAP pre-tax ROE.

The Company has not provided reconciliations of guidance for adjusted ROE, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures. These items include the change in fair value of our net MSR exposure due to changes in market interest rates and assumptions which can vary significantly between periods and are difficult to predict in advance in order to include in a GAAP estimate.

Notables

In the table below, we adjust GAAP pre-tax income for the following factors: MSR valuation adjustments, expense notables, and other income statement notables. MSR valuation adjustments are comprised of changes to Forward MSR and Reverse mortgage valuations due to rates and assumption changes. Expense notables include significant legal and regulatory settlement expenses, severance and retention costs, LTIP stock price changes, consolidation of office facilities and other expenses (such as costs associated with strategic transactions). Other income statement notables include non-routine transactions that are not categorized in the above.

Beginning with the three months ended December 31, 2024, for purposes of calculating Income Statement Notables and Adjusted Pre-Tax Income, we changed the methodology used to calculate Other Income Statement Notables to include change in fair value due to interest rates for reverse loan buyouts (reported in gain/loss on loans held for sale, at fair value). We made this change to align with the change to our risk management approach to include changes in fair value of reverse loan buyouts due to interest rates in our MSR hedge strategy, consistent with other notables, such as Forward MSR Valuation Adjustments due to rates and assumption changes, net and Reverse Mortgage Fair Value Change due to rates and assumption changes.

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Other Income Statement Notables (a component of Other Notables) for the first three quarters of 2024 have been revised from prior presentations to reflect the methodology we adopted during the fourth quarter of 2024.

(Dollars in millions)		FY’24	FY’23	Q4’24	Q3’24
I	Reported Net Income (Loss)	34	(64)	(28)	21
	A. Income Tax Benefit (Expense)	(5)	(6)	6	(6)
II	Reported Pre-Tax Income (Loss) [I – A]	39	(58)	(34)	28
	Forward MSR Valuation Adjustments due to rates and assumption changes, net (a)(b)	17	(121)	14	(1)
	Reverse Mortgage Fair Value Change due to rates and assumption changes (b)(c)	(7)	(3)	(15)	9
III	Total MSR Valuation Adjustments due to rates and assumption changes, net	10	(124)	(1)	8
	Significant legal and regulatory settlement expenses	(8)	21	(2)	(6)
	Severance and retention (d)	(3)	(7)	(0)	(0)
	LTIP stock price changes (e)	1	3	(1)	(1)
	Office facilities consolidation	(0)	0	(0)	(0)
	Other expense notables (f)	(1)	2	(0)	0
	B. Total Expense Notables	(11)	18	(4)	(7)
	C. Gain (loss) on extinguishment of debt	(49)	1	(51)	0
	D. Gain on sale of MAV canopy	14		14
	E. Other Income Statement Notables (g)	(13)	(2)	(3)	(5)
IV	Total Other Notables [B + C + D + E]	(60)	17	(44)	(12)
V	Total Notables (h) [III + IV]	(51)	(107)	(45)	(4)
VI	Adjusted Pre-Tax Income (i) [II – V]	90	49	11	31

a)	MSR valuation adjustments that are due to changes in market interest rates, valuation inputs or other assumptions, net of overall fair value gains / (losses) on MSR hedge, including FV changes of Pledged MSR liabilities associated with MSR transferred to MAV, Rithm and others and ESS financing liabilities that are due to changes in market interest rates, valuation inputs or other assumptions, a component of MSR valuation adjustments, net

b)	The changes in fair value due to market interest rates were measured by isolating the impact of market interest rate changes on the valuation model output as provided by our third-party valuation expert

c)	FV changes of loans HFI and HMBS related borrowings due to market interest rates and assumptions, a component of gain on reverse loans held for investment and HMBS-related borrowings, net

d)	Severance and retention due to organizational rightsizing or reorganization

e)	Long-term incentive program (LTIP) compensation expense changes attributable to stock price changes during the period

f)	Includes costs associated with but not limited to rebranding, MAV upsize, and other strategic initiatives and transactions

g)	Contains non-routine transactions including but not limited to early asset retirement and fair value assumption changes on other investments recorded in other income/expense

h)	Certain previously presented notable categories with nil numbers for each period shown have been omitted

i)	Effective in Q4’24, change in fair value due to interest rates for reverse loan buyouts is now recognized as a notable (previously reported in gain/loss on loans held for sale, at fair value); presentation of past periods has been conformed to the current presentation; without this change, adjusted pre-tax income would be $89M in FY’24, $8M in Q4’24 and $35M in Q3’24; see note titled “Note Regarding Non-GAAP Financial Measures” for more information

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Adjusted ROE Calculation

(Dollars in millions)		FY’24	FY’23	Q4’24	Q3’24
I	Reported Net Income (Loss)	34	(64)	(28)	21
II	Notable Items	(51)	(107)	(45)	(4)
III	Income Tax Benefit (Expense)	(5)	(6)	6	(6)
IV	Adjusted Pre-Tax Income (Loss) [I – II – III]	90	49	11	31
V	Annualized Adjusted Pre-tax Income [IV * 4 for qtr.]	90	49	46	126
	Equity
	A Beginning Period Equity	402	457	468	446
	C Ending Period Equity	443	402	443	468
	D Equity Impact of Notables	51	107	45	4
	B Adjusted Ending Period Equity [C + D]	493	509	488	472
VI	Average Adjusted Equity [(A + B) / 2]	448	483	478	459
VII	Adjusted ROE (a) [V / VI]	20%	10%	10%	27%

a)	Effective in Q4’24, change in fair value due to interest rates for reverse loan buyouts is now recognized as a notable (previously reported in gain/loss on loans held for sale, at fair value); presentation of past periods has been conformed to the current presentation; without this change, adjusted pre-tax income would be $89M in FY’24, $8M in Q4’24, and $35M in Q3’24; without this change, adjusted ROE would be 20% in FY’24, 7% in Q4’24, and 31% in Q3’24; see note titled “Note Regarding Non-GAAP Financial Measures” for more information

Condensed Consolidated Balance Sheets (unaudited)

Assets (Dollars in millions)	December 31, 2024	December 31, 2023
Cash and cash equivalents	184.8	201.6
Restricted cash	80.8	53.5
Mortgage servicing rights (MSRs), at fair value	2,466.3	2,272.2
Advances, net	577.2	678.8
Loans held for sale, at fair value	1,290.2	677.3
Loans held for investment, at fair value	11,125.3	7,975.5
Receivables, net	176.4	154.8
Investment in equity method investee	-	37.8
Premises and equipment, net	11.0	13.1
Other assets	111.3	106.2
Contingent loan repurchase asset	412.2	343.0
Total Assets	16,435.4	12,513.7

Liabilities, Mezzanine & Stockholders’ Equity (Dollars in millions)	December 31, 2024	December 31, 2023
Home Equity Conversion Mortgage-Backed Securities (HMBS) related borrowings, at fair value	10,872.1	7,797.3
Other financing liabilities, at fair value	846.9	900.0
Advance match funded liabilities	417.1	499.7
Mortgage loan financing facilities, net	1,528.2	710.6
MSR financing facilities, net	957.9	916.2
Senior notes, net	487.4	595.8
Other liabilities	420.6	349.3
Contingent loan repurchase liability	412.2	343.0
Total Liabilities	15,942.5	12,111.9
Mezzanine Equity	49.9	-
Stockholders’ Equity	442.9	401.8
Total Liabilities, Mezzanine and Stockholders’ Equity	16,435.4	12,513.7

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Condensed Consolidated Statements of Operations (unaudited)

(Dollars in millions)	For the Years Ended
	December 31, 2024	December 31, 2023
Revenue
Servicing and subservicing fees	832.5	947.3
Gain on reverse loans held for investment and HMBS-related borrowings, net	42.5	46.7
Gain on loans held for sale, net	59.0	40.6
Other revenue, net	42.0	32.0
Total revenue	976.0	1,066.7
MSR valuation adjustments, net	(96.2)	(232.2)
Operating expenses
Compensation and benefits	232.5	229.2
Servicing and origination	52.3	57.3
Technology and communications	52.9	52.5
Professional services	52.6	22.3
Occupancy, equipment and mailing	31.4	31.8
Other expenses	14.7	19.0
Total operating expenses	436.5	412.1
Other income (expense)
Interest income	93.3	78.0
Interest expense	(288.9)	(273.6)
Pledged MSR liability expense	(175.4)	(296.3)
Gain (loss) on extinguishment of debt	(49.4)	1.3
Earnings of equity method investee	22.9	7.3
Other, net	(6.6)	2.8
Other income (expense), net	(404.1)	(480.5)
Income before income taxes	39.3	(58.1)
Income tax expense	5.3	5.6
Net Income (Loss)	33.9	(63.7)
Preferred stock dividend	(0.5)	-
Net Income (Loss) attributable to common stockholders	33.4	(63.7)
Basic EPS	$4.28	($8.34)
Diluted EPS	$4.13	($8.34)

For Further Information Contact:

Investors:

Valerie Haertel, VP, Investor Relations

(561) 570-2969

shareholderrelations@onitygroup.com

Media:

Dico Akseraylian, SVP, Corporate Communications

(856) 917-0066

mediarelations@onitygroup.com

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